Exhibit 10.29
AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (the “Agreement”) is entered into as of the last date set forth under the signatures of the parties, by and between ________________, with its principal office _____________ (“Lessor”), and __________, an individual, with a business address ______________ (“Lessee”).

RECITALS

WHEREAS, Lessor is the operator of the aircraft listed on Exhibit B (the “Aircraft”) attached hereto and leases the Aircraft from ______________ (“Lender”) pursuant to an Aircraft Lease, dated October 11, 2022, as may be amended or assigned from time to time (the “Aircraft Lease”); and

WHEREAS, Lessee desires to lease said Aircraft with flight crew from Lessor pursuant to this Agreement on a non-exclusive time-sharing basis as defined in 14 C.F.R. § 91.501(c)(1) of the Federal Aviation Regulations (“FAR”).

The parties agree as follows:

1.Provision of Aircraft; Term. Lessor agrees to lease the Aircraft to Lessee pursuant to the provisions of 14 C.F.R. § 91.501(b)(6) and (c)(1), and in accordance with Section 7 hereof, to provide a fully qualified flight crew for all operations. This Agreement shall commence on the date hereof (the “Effective Date”) and continue for the remaining portion of the Calendar Year (“Calendar Year” being defined as the period beginning January 1st of each year and ending December 31st of the same year). Thereafter, this Agreement shall automatically renew on January 1st of each subsequent Calendar Year, unless and until the earlier to occur of either (a) the termination or expiration of the Aircraft Lease; or (b) terminated by either party upon ten (10) business days’ prior written notice of termination to the other party.

2.Reimbursement. Lessee shall pay Lessor for each flight conducted under this Agreement (including all applicable “deadhead” positioning flights) as agreed by Lessor and Lessee, but NOT MORE THAN the amount authorized by 14 C.F.R. § 91.501(d). The expenses authorized by 14 C.F.R. § 91.501(d) include:

(a)Fuel, oil, lubricants, and other additives;

(b)Travel expenses of the crew, including food, lodging and ground transportation;

(c)Hangar and tie down costs away from the Aircraft’s base of operation;

(d)Insurance obtained for the specific flight;

(e)Landing fees, airport taxes, and similar assessments;

(f)Customs, foreign permit, and similar fees directly related to the flight;

(g)In-flight food and beverages;

Exhibit 10.29

(h)Passenger ground transportation;

(i)Flight planning and weather contract services; and

(j)An additional charge equal to 100% of the expenses listed in subsection (a) of this Section 2.

3.Expenses; Invoicing; Taxes. Lessor will pay all expenses related to the operation of the Aircraft when incurred and will provide an invoice to Lessee for the expenses enumerated in Section 2 as well as all applicable FET and any other applicable Taxes (as such terms are defined herein), and Lessee shall pay to Lessor all such invoiced amounts upon Lessee’s receipt of such invoices, all in accordance with Lessor’s internal procedures.

Except as may otherwise be specifically provided in 14 C.F.R. § 91.501, but notwithstanding anything else to the contrary herein, and whether or not such Taxes are invoiced to Lessee in accordance with this Section 3, Lessee shall be responsible for, and agrees to indemnify, defend, and hold Lessor harmless from and against, and shall pay to Lessor in accordance with this Section 3 (or, in all other cases, to the applicable authority when due) the full amount of any and all FET (as defined herein), sales, use, retail, excise, value added tax (VAT), or other taxes, fees, duties, claims, or charges of any and every kind or nature whatsoever as well as any penalties, interest and attorneys’ fees relating thereto that are or may be assessed, levied, or imposed by any federal, foreign, national, state, county, district, city, local, or other governmental authority or jurisdiction or airport as a result of this Agreement and/or any flights conducted pursuant to this Agreement. Without limiting the generality of the foregoing, Lessor and Lessee specifically acknowledge that all flights under this Agreement shall be subject to commercial air transportation excise taxes pursuant to 26 U.S. Code § 4261 (any and all such taxes, “FET”).

The indemnities and Lessee’s obligations set forth in this Section 3 shall survive the termination of this Agreement.

4.Flight Requests. Lessee will provide Lessor with requests for flight time and proposed flight schedules in accordance with Lessor’s internal procedures and as far in advance of any given flight as possible. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties and in accordance with Lessor’s internal procedures.

5.Flight Scheduling. Lessor shall have final authority over the scheduling of the Aircraft, provided that Lessor will use reasonable efforts to accommodate Lessee’s needs and to avoid conflicts in scheduling, consistent with use of the Aircraft by Lessor (and any other operator and/or lessee of the Aircraft) and as permitted by (and subject to the requirements of) Lender. Lessor shall have no obligation under this Agreement to arrange for or to provide air

Exhibit 10.29
travel in the event that the Aircraft is unavailable for any reason to satisfy Lessee’s requests for flight time or if Lessor and/or Lender otherwise do not consent to such use.

6.Aircraft Maintenance. Lessor shall be solely responsible for securing repairs, maintenance, preventive maintenance and required or otherwise necessary inspections of the Aircraft and shall take such requirements into account in scheduling the Aircraft. No repair, period of maintenance, preventive maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said repair, maintenance, or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command.

7.Flight Crew. Lessor shall provide to Lessee a qualified flight crew for each flight undertaken under this Agreement.

8.Operational Authority. In accordance with the applicable FARs, the qualified flight crew provided by Lessor will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. The pilot in command shall have final and complete authority to delay or cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight. No such action of the pilot in command shall create or support any liability for loss, injury, damage, or delay to Lessee or any other person. The parties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by the demands of the business operations of Lessor (or any other operator or lessee of the Aircraft) requiring use of the Aircraft, actions or inactions (including the withdrawal or withholding of, or refusal to provide, consent) of Lender, government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, acts of God, or any other cause or occurrence beyond Lessor’s reasonable control.

9.Insurance. At all times during the term of this Agreement, Lessor shall cause to be carried and maintained, at Lessor’s cost and expense, self-insurance or third party aircraft liability, with the following coverages:

(a)Aircraft Physical Damage insurance in an amount at least equal to the fair market value or the lease casualty value as applicable, of the Aircraft whichever is greater; and

(b)Aviation Liability insurance of at least $100,000,000 for each occurrence. Such coverage shall:

Exhibit 10.29
i.Be primary, non-contributing with any insurance maintained by Lessee;

ii.Expressly waive subrogation against Lessee; and

(c)Liability insurance for personal injury, bodily injury, including death of at least $25,000,000 for each occurrence.
If requested in writing by Lessee, Lessor shall furnish Lessee with certificates evidencing all required insurance coverages, limits and requirements, together with satisfactory evidence of the premium payment. Notwithstanding anything to the contrary in Section 1 of this Agreement, Lessee retains the right to terminate this Agreement immediately if Lessor fails to provide adequate and proper evidence of required insurance within a reasonable time after Lessee’s written request for such evidence.

Lessor shall also bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss.

Each liability policy shall be primary without right of contribution from any other insurance which is carried by Lessee or Lessor and shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

10.Lessee Warranties. Lessee warrants that:

(a)Lessee will use the Aircraft for and on account of Lessee’s and Lessee’s guests’ personal travel needs and will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire; and

(b)Lessee will refrain from incurring any mechanics or other lien and shall not attempt to convey, mortgage, assign or lease the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien.

The terms of this Section 10 shall survive the termination of this Agreement.

11.Lessor Indemnity. Lessor hereby indemnifies Lessee and agrees to hold harmless Lessee from and against any liabilities, obligations, losses (excluding loss of anticipated profits), damages, claims, actions, suits, costs, expenses and disbursements (“Losses”) imposed on, incurred by or asserted against Lessee arising out of or resulting from the ownership, lease, maintenance, repair, possession, use, operation, condition, or other disposition or application of the Aircraft. Lessor’s obligation to indemnify Lessee under this Section 11 shall not, however, extend to any Loss (i) resulting from the willful misconduct or gross negligence of Lessee, (ii) to the extent such Loss is a direct result of any failure of Lessee to comply with any covenants required to be performed or observed by him under this Agreement, or (iii) to the extent such Loss is a direct result of any breach by Lessee of any of Lessee’s warranties or representations contained in this Agreement.

12.Lessee Indemnity. Lessee hereby indemnifies Lessor and agrees to hold harmless Lessor from and against any Losses imposed on, incurred by or asserted against Lessor (i) arising

Exhibit 10.29
out of or resulting from the willful misconduct or gross negligence of Lessee, (ii) to the extent such Loss is a direct result of any failure of Lessee to comply with any covenants required to be performed or observed by him, or (iii) to the extent such Loss is a direct result of any breach by Lessee of any of Lessee’s warranties or representations contained in this Agreement.

13.Permanent Base of Operations. For purposes of this Agreement, the permanent base of operation of the Aircraft shall be in ___________.

14.Aircraft Lease. This Agreement is subject and subordinate to the Aircraft Lease, and, in the event of any termination of the Aircraft Lease, this Agreement shall also terminate in all respects except for those obligations that expressly survive the expiration or earlier termination of this Agreement. Lessee also agrees not to do or cause anything to be done that would result in a default under the Aircraft Lease or cause the Aircraft Lease to be terminated or forfeited. Lessee shall not have the right to exercise any of Lessor’s rights, options, elections or concessions specifically granted, permitted, or authorized to Lessor in its capacity as Lessee under the Aircraft Lease, or to institute any action or proceeding against Lender for the enforcement of the Aircraft Lease.

15.No Assignment; Successors and Assigns; Entire Agreement. Neither this Agreement nor any party’s interest herein shall be assignable. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their representatives and successors. This Agreement constitutes the entire understanding between Lessor and Lessee, and any change or modification must be in writing and signed by both of Lessor and Lessee.

16.No Joint Venture. Nothing herein shall be construed to create a partnership, joint venture, franchise, or any relationship of principal and agent between Lessor and Lessee.

17.Amendments; Waivers. This Agreement shall not be modified or amended except by an instrument in writing signed by authorized representatives of Lessor and Lessee. Waivers shall not be effective except in writing signed by an authorized representative of the party to be bound.

18.Notices. All communications and notices provided for herein shall be in writing and shall become effective when delivered by electronic mail transmission or by Federal Express or other overnight courier or four (4) days following deposit in the United States mail, with correct postage for first-class mail prepaid, addressed to Lessor or Lessee at their respective addresses set forth under their signatures below, or else as otherwise directed by the other party from time to time in writing.

19.Applicable Law; Counterparts. This Agreement is entered into under, and is to be construed in accordance with, the laws of Texas and the applicable FAR. This Agreement may be executed by the parties by digital signature or electronic or facsimile transmission in counterparts, each of which, when duly executed, whether by digital signature or electronic or facsimile transmission, shall constitute an original hereof.

20.TRUTH-IN-LEASING STATEMENT UNDER 14 C.F.R. § 91.23.

THE AIRCRAFT LISTED ON EXHIBIT B ATTACHED HERETO HAVE BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT OR, IF THE AIRCRAFT IS LESS THAN 12 MONTHS OLD, SINCE NEW. ____________, CERTIFIES THAT THE AIRCRAFT LISTED ON EXHIBIT B ATTACHED HERETO ARE

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COMPLIANT WITH APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF FAR PART 91 FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

THE AIRCRAFT LISTED ON EXHIBIT B ATTACHED HERETO WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

DURING THE DURATION OF THIS AGREEMENT, ___________, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT LISTED ON EXHIBIT B ATTACHED HERETO UNDER THIS AGREEMENT.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE RESPONSIBLE FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO IN EXHIBIT A ARE INCORPORATED HEREIN BY REFERENCE.

THE UNDERSIGNED, AS A DULY AUTHORIZED OFFICER OF ___________, CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT LISTED ON EXHIBIT B ATTACHED HERETO AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

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Exhibit 10.29

    IN WITNESS WHEREOF, the parties have executed this Agreement, intending to be legally bound.

(LESSOR)

By:

Name:
Title:

Date:

Address:

Phone:
Facsimile:
E-Mail:

(LESSEE)

Date:

Address:

Phone:
Facsimile:
E-Mail:

[Signature Page to Aircraft Time Sharing Agreement]

Exhibit 10.29

EXHIBIT A

INSTRUCTIONS FOR COMPLIANCE
WITH “TRUTH IN LEASING” REQUIREMENTS

1.Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. § 91.23 requires that the copy be sent within twenty-four hours after it is signed):

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

2.Telephone or fax the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease; and

3.Carry a copy of the lease in the aircraft at all times.